Exhibit 99.1

Chicken Soup for the Soul Entertainment Reports Record Q2 2019 Revenue of $12.2 Million

Contribution of Crackle Plus for Approximately Half of the Quarter Drives Record Revenue, Increases in Ads Served, and Accelerating Advertising Rates

Pro Forma 2018 Annual Net Revenue of $92.6 Million for Combined Entity

COS COB, CT – August 14, 2019 – Chicken Soup for the Soul Entertainment, Inc. (CSS Entertainment) (Nasdaq: CSSE), a growing media company building online video-on-demand (VOD) networks that provide video content for all screens, today announced its financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 and Recent Business Highlights

(Results reflect Crackle Plus joint venture closed on May 14, 2019)

•	Total revenue of $12.2 million
•	Net loss of $5.9 million; $5.1 million before preferred dividends
•	Adjusted EBITDA of $1.3 million
•	Crackle Plus streaming video joint venture launched
•	Release of The Man Who Killed Don Quixote, a much anticipated film directed by Terry Gilliam
•	Began production on Season 2 of Chicken Soup for the Soul’s Animal Tales

Total revenue for the quarter ended June 30, 2019 was $12.2 million compared to $3.1 million in the year-ago period. The year-over-year increase reflects 45 days of Crackle contribution.

•	Online networks, which includes Crackle, Popcornflix and Pivotshare, generated $10 million in revenue
•	Television and film distribution generated $2.0 million in revenue
•	Television and short-form video production generated $0.2 million in revenue

“In the second quarter total revenue was a record $12.2 million, reflecting only 45 days of our ownership of Crackle. Our increased scale is driving advertiser interest,” said William J. Rouhana Jr., chairman and chief executive officer of CSS Entertainment. “Our ads served on our owned-and-operated networks increased to 681 million in the second quarter, up from 33 million in the year ago quarter, validating the consolidation strategy. Crackle’s eCPM rate is 27% higher than Popcornflix’s and we expect to increase our ad rates across all of our online networks over time as we close the gap between Popcornflix and Crackle. These results underscore our excitement for this joint venture.”

Gross profit for the quarter ended June 30, 2019 was $3.6 million, or 30% of total revenue, compared to $1.2 million, or 39% of total revenue for the year-ago period. The reduction in the percentage of gross profit was a result of an increase in online networks revenue which has a lower gross profit percentage.

Operating loss for the quarter ended June 30, 2019 was $3.0 million compared to an operating loss of $1.6 million for the year-ago period. The quarterly operating loss reflects certain non-cash or one-time expenses including $0.7 million in non-cash amortization, $1.2 million of transitional expenses related to the Crackle Plus joint venture, and $1.6 million in film library amortization. If such expenses were excluded from SG&A or cost of revenue, the Company would have reported quarterly operating income of $0.5 million.

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Net loss was $5.9 million, or $0.49 per share, compared to a net loss of $1.7 million, or $0.14 per share in the prior-year second quarter. Excluding preferred dividends, the net loss in the second quarter of 2019 would have been $5.1 million, or approximately $0.42 per share, compared to a net loss of $1.7 million, or $0.14 per share last year.

Adjusted EBITDA for the quarter ended June 30, 2019 was $1.3 million compared to $0.2 million in the same period last year.

As of June 30, 2019, the company had $5.2 million of cash and cash equivalents compared to $7.2 million as of December 31, 2018, and outstanding debt of $7.1 million as of June 30, 2019 compared to $7.6 million as of December 31, 2018.

Crackle Plus Pro Forma Financial Information

CSS Entertainment completed the joint venture launching Crackle Plus on May 14, 2019 (Closing Date). Under generally accepted accounting principles (GAAP), Crackle’s financial results are only included in the combined company’s reported financial results from the Closing Date forward and are not reflected in the combined company’s reported financial results for any periods prior to the Closing Date.

In this release, to supplement and aid in an understanding of the combined company’s reported financial results, CSS Entertainment is also providing certain GAAP-based and non-GAAP pro forma financial information of the combined company that includes Crackle’s financial results for the relevant periods prior to the Closing Date, as if the acquisition occurred on January 1, 2018. See “Use of Non-GAAP Measures and Supplementary Information” below and the accompanying financial schedules for more information, including descriptions of any such pro forma measures that may be non-GAAP measures and reconciliations of those non-GAAP measures to their most directly comparable GAAP measures. Please refer to the Company’s recently filed Amendment No. 1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 30, 2019 for further details on pro forma results disclosed herein.

“This was an incredibly productive and busy quarter as we completed the joint venture creating Crackle Plus,” said Mr. Rouhana. “We are now one of the largest ad-supported networks in the industry and have solidified our position as a leader in the high-growth, advertising-supported VOD (AVOD) business. Before we entered into the joint venture agreement, we had identified a number of synergistic opportunities and cost reduction targets, which enabled a smooth integration. As a result, and as detailed in the recently filed Form 8-K/A, we have streamlined the organization, eliminating approximately $65.3 million in total annualized costs on an estimated pro forma combined 2018 net revenue of $92.6 million.”

“The four key areas we identified to reduce costs and improve margins were in technology, marketing, content and SG&A,” continued Mr. Rouhana. “Estimated pro forma reductions of $29.6 million in Cost of Goods Sold (COGS) were primarily due to consolidating technology costs onto a shared platform and replacing fixed fee content agreements with revenue sharing agreements. On the SG&A front, duplicative roles in the operations teams were eliminated, and we streamlined allocated corporate overhead expenses. Our marketing spend was also significantly reduced by excluding certain marketing agreements from transferred assets and using our owned-and-operated networks and brand related social media. These measures resulted in estimated pro forma S&GA annual cost reductions of $35.6 million and $25.3 million in annual pro forma adjusted EBITDA.”

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“Now that Crackle is fully integrated, we intend to focus on further acquisitions of online networks, adding to our ad partner network, and growing our film distribution activity,” said Mr. Rouhana. “We also plan to grow our television and short-form video production platform while reducing the risk capital allocated to these projects. We anticipate our proprietary content production contributing more significantly to revenue next year, demonstrating the potential synergies in our business.”

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see "Note Regarding Use of Non-GAAP Financial Measures" below and the schedules to this press release for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA and Pro Forma Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company's operating performance.

Conference Call Information

•	Date, Time: Wednesday, August 14, 2019, 4:30 p.m. ET.
•	Toll-free: (833) 832-5128
•	International: (484) 747-6583
•	Conference ID: 2279818
•	A live webcast is available at http://ir.cssentertainment.com/ under the “News & Events” tab

Conference Call Replay Information

•	Toll-free: (855) 859-2056
•	International: (404) 537-3406
•	Reference ID: 2279818

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building and acquiring streaming VOD networks that provide content for all screens. CSS Entertainment has a majority stake in Crackle Plus, a joint venture with Sony Pictures Television, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. CSS Entertainment also acquires and distributes video content through its Screen Media subsidiary and produces long- and short-form content through its Chicken Soup for the Soul Originals division and through APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

Note Regarding Use of Non-GAAP Financial Measures

The company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). It uses a non-GAAP financial measure to evaluate its results of operations and as a supplemental indicator of operating performance. The non-GAAP financial measure that is used is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Management believes this non-GAAP financial measure enhances the understanding of the company’s historical and current financial results and enables the board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, the company’s actual operating results included in its condensed consolidated financial statements.

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“Adjusted EBITDA” means earnings before interest, taxes, depreciation, amortization and non-cash share-based compensation expense, and also includes the gain on bargain purchase of subsidiary and adjustments for other identified charges such as costs incurred to form the company and to prepare for the offering of its Class A common stock to the public, prior to its IPO. Identified charges also include the cost of maintaining a board of directors prior to being a publicly traded company. As the IPO has been completed, director fees will be deducted from Adjusted EBITDA going forward. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. Management believes Adjusted EBITDA to be a meaningful indicator of the company’s performance that provides useful information to investors regarding its financial condition and results of operations. The most comparable GAAP measure is operating income.

A reconciliation of net loss to Adjusted EBITDA is provided in the company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2019 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.”

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 1, 2019, as amended April 30, 2019 and June 4, 2019) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

###

INVESTOR RELATIONS	MEDIA CONTACT
James Carbonara	Kate Barrette
Hayden IR	RooneyPartners LLC
james@haydenir.com	kbarrette@rooneyco.com
(646) 755-7412	(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

Chicken Soup for the Soul Entertainment, Inc.

Pro Forma Condensed Consolidated Combined Statement of Operations

For the Year Ended December 31, 2018

(audited)

	CSS		Pro Forma	Pro Forma
	Entertainment	Crackle U.S. (1)	Adjustments	Combined
Revenue, net	26,859,519	65,784,308		92,643,827
Cost of revenue	12,345,590	65,558,710	(29,629,305)	48,274,995
Gross profit	14,513,929	225,598	29,629,305	44,368,832
Operating expenses:
Selling, general and administrative	10,745,235	44,357,633	(35,943,445)	19,159,423
Management and license fees	2,666,907	-	6,578,431	9,245,338
Total operating expenses	13,412,142	44,357,633	(29,365,014)	28,404,761
Operating (loss) / income before Amortization	1,101,787	(44,132,035)	58,994,320	15,964,071
Amortization	326,988	-	4,194,952	4,521,940
Operating (loss) / income	774,799	(44,132,035)	54,799,367	11,442,131
Interest income	39,058	-		39,058
Interest expense	(388,036)	-	-	(388,036)
Acquisition-related costs	(396,793)	-	-	(396,793)
Goodwill impairment expense		(8,800,000)	-	(8,800,000)
Income / (loss) before income taxes and preferred dividends	29,028	(52,932,035)	54,799,367	1,896,360
Provision for (benefit from) income taxes	874,000	-	(363,310)	510,690
Net (loss) / income before noncontrolling interests and preferred dividends	(844,972)	(52,932,035)	55,162,678	1,385,671
Net (Loss) / income attributable to noncontrolling interests			38,100	38,100
Net (loss) / income attributable to Chicken Soup for the Soul Entertainment, Inc.	(844,972)	(52,932,035)	55,124,577	1,347,570
Preferred dividends	1,112,910	-	-	1,112,910
Net (loss) / income available to common Stockholders	$(1,957,882)	(52,932,035)	55,124,577	234,660
Net (loss) / income per common share:
Basic and diluted	$(0.16)			0.02
Weighted average number of common shares outstanding:
Basic and diluted	11,944,528			11,944,528

(1) Crackle U.S. financial information presented is for the year ended March 31, 2019, while the Company’s presented financial information is for the year ended December 31, 2018. Given the combined year end dates are within 93 days and the combined periods are the same as per SEC FRM 4560.32, no adjustments have been made to conform the financial statements.

See accompanying notes to Pro Forma unaudited condensed consolidated financial statements.

Chicken Soup for the Soul Entertainment, Inc.

Pro Forma Condensed Consolidated Combined Statement of Operations

For the Three Months Ended March 31, 2019

(unaudited)

	CSS		Pro Forma	Pro Forma
	Entertainment	Crackle U.S.	Adjustments	Combined
Revenue, net	2,193,154	15,040,554	-	17,233,708
Cost of revenue	1,632,101	16,992,166	(8,004,622)	10,619,645
Gross profit	561,053	(1,951,612)	8,004,622	6,614,063
Operating expenses:
Selling, general and administrative	2,822,057	6,237,890	(5,156,864)	3,903,083
Management and license fees	219,270	-	1,504,055	1,723,325
Total operating expenses	3,041,327	6,237,890	(3,652,808)	5,626,408
Operating (loss) / income before Amortization	(2,480,274)	(8,189,502)	11,657,431	987,655
Amortization	205,623	-	1,048,738	1,254,361
Operating (loss) / income	(2,685,896)	(8,189,502)	10,608,693	(266,706)
Interest income	13,525	-	-	13,525
Interest expense	(141,123)	-	-	(141,123)
Acquisition-related costs	(397,935)	-	397,935	(0)
Goodwill impairment expense	-	(4,100,000)	-	(4,100,000)
(Loss) / income before income taxes and preferred dividends	(3,211,430)	(12,289,502)	11,006,628	(4,494,304)
Provision for (benefit from) income taxes	(438,000)	-	(772,316)	(1,210,316)
Net (loss) / income before noncontrolling interests and preferred dividends	(2,773,430)	(12,289,502)	11,778,945	(3,283,988)
Net (Loss) / income attributable to noncontrolling interests			(17,690)	(17,690)
Net (loss) / income attributable to Chicken Soup for the Soul Entertainment, Inc.	(2,773,430)	(12,289,502)	11,796,634	(3,266,298)
Preferred dividends	603,307	-	-	603,307
Net (loss) / income available to common Stockholders	$(3,376,737)	(12,289,502)	11,796,634	(3,869,605)
Net (loss) per common share:
Basic and diluted	$(0.28)			(0.32)
Weighted average number of common shares outstanding:
Basic and diluted	11,970,743			11,970,743

See accompanying notes to Pro Forma unaudited condensed consolidated financial statements.

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018*	2019	2018*

Revenue:
Online networks	$10,009,078	$899,197	$10,744,342	$1,530,212
Television and film distribution	1,975,711	2,031,818	3,444,990	5,274,965
Television and short-form video production	226,740	229,622	547,695	2,436,161
Total revenue	12,211,529	3,160,637	14,737,027	9,241,338
Less: Television & film distribution returns and allowances	(241,047)	(125,645)	(573,391)	(445,994)
Net revenue	11,970,482	3,034,992	14,163,636	8,795,344
Cost of revenue	8,321,994	1,806,266	9,954,095	4,926,971
Gross profit	3,648,488	1,228,726	4,209,541	3,868,373
Operating expenses:
Selling, general and administrative	4,700,424	2,493,625	7,522,481	5,143,022
Amortization	729,991	24,078	935,614	48,155
Management and license fees	1,195,520	293,689	1,414,790	865,084
Total operating expenses	6,625,935	2,811,392	9,872,885	6,056,261
Operating (loss)	(2,977,447)	(1,582,666)	(5,663,344)	(2,187,888)
Interest income	12,024	3,472	25,549	3,647
Interest expense	(146,359)	(97,263)	(287,482)	(118,818)
Acquisition-related costs	(2,258,801)	-	(2,656,736)	(45,300)
(Loss) before income taxes and preferred dividends	(5,370,583)	(1,676,457)	(8,582,013)	(2,348,359)
(Benefit from) provision for income taxes	(253,000)	(9,000)	(691,000)	204,000
Net (loss) before noncontrolling interests and preferred dividends	(5,117,583)	(1,667,457)	(7,891,013)	(2,552,359)
Net income attributable to noncontrolling interests	513	-	513	-
Net (loss) attributable to Chicken Soup for the Soul Entertainment, Inc.	(5,118,096)	(1,667,457)	(7,891,526)	(2,552,359)
Less: Preferred dividends	797,981	-	1,401,288	-
Net (loss) available to common stockholders	$(5,916,077)	$(1,667,457)	(9,292,814)	(2,552,359)
Net (loss) per common share:
Basic and diluted	$(0.49)	$(0.14)	$(0.78)	$(0.21)

* In accordance with ASC Subtopic 805-50 "Transactions between entities under common control", results of operations for the 2018 period have been retrospectively adjusted for the acquisition of A Plus on December 28, 2018 to furnish comparative information as required. The effects of intra-entity transactions have been eliminated as a part of the consolidation, where applicable.

See accompanying notes to unaudited condensed consolidated financial statements.

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net loss available to common stockholders, as reported	$(5,916,077)	$(1,667,457)	$(9,292,814)	$(2,552,359)
Preferred dividends	797,981	-	1,401,288	-
Provision for (benefit from) income taxes	(253,000)	(9,000)	(691,000)	204,000
Other Taxes	50,465	-	331,675	-
Interest expense, net of interest income	134,335	93,791	261,933	115,171
Film library and program rights amortization, included in cost of revenue (non-cash)	1,595,768	1,168,393	2,466,894	2,622,532
Share-based compensation expense	275,097	239,005	490,944	493,200
Acquisition-related costs and other one-time consulting fees	2,258,801	50,000	2,656,736	145,300
Reserve for bad debt & video returns	218,111	178,164	518,515	586,144
Amortization	729,991	37,111	935,614	74,221
Transitional Expenses (a)	1,241,353	-	1,241,353	-
All other nonrecurring costs	144,150	122,276	187,055	122,278

Adjusted EBITDA	$1,276,975	$212,283	$508,193	$1,810,487

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2019	2018
	(unaudited)

ASSETS
Cash and cash equivalents	$4,455,013	$6,451,758
Restricted cash	750,000	750,000
Accounts receivable, net	19,722,755	12,841,099
Prepaid expenses	1,459,473	218,736
Inventory, net	273,623	262,068
Goodwill	12,466,680	2,537,079
Indefinite lived intangible assets	42,651,470	12,163,943
Intangible assets, net	23,039,766	2,971,637
Film library, net	31,179,409	25,338,502
Due from affiliated companies	5,111,923	1,213,436
Programming costs, net	14,015,404	12,790,489
Program rights	981,830	-
Deferred tax asset	1,253,000	452,000
Other assets, net	322,873	356,221
Total assets	$157,683,219	$78,346,968
LIABILITIES AND EQUITY
Current maturities of commercial loan	$1,000,000	$1,000,000
Commercial loan and revolving line of credit, net of
unamortized deferred finance cost of $295,255 and $334,554, respectively	6,121,411	6,582,113
Accounts payable and accrued expenses	18,449,712	5,078,805
Ad Representation fees payable	3,772,084	-
Film library acquisition obligations	5,553,100	2,715,600
Programming Obligations	7,300,862	-
Accrued participation costs	1,114,157	1,539,139
Other liabilities	147,107	414,506
Deferred revenue	-	6,469
Total liabilities	43,458,433	17,336,632
Commitments and contingencies (Note 16)
Equity
Stockholder's Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 1,338,002 and 918,497 shares issued
and outstanding, respectively, redemption value of $33,450,050 and $22,962,425, respectively	134	92
Class A common stock, $.0001 par value, 70,000,000 shares authorized;
4,247,706 shares issued, 4,173,471 outstanding	423	421
Class B common stock, $.0001 par value, 20,000,000 shares authorized;
7,813,938 shares issued and outstanding	782	782
Additional paid-in capital	84,995,345	59,360,583
Subsidiary convertible preferred stock	36,350,000	-
Retained (deficit) earnings	(7,011,627)	2,281,187
Class A common stock held in treasury, at cost (74,235 shares)	(632,729)	(632,729)
Total stockholders' equity	113,702,328	61,010,336
Noncontrolling interests	522,458	-
Total Equity	114,224,786	61,010,336
Total liabilities and equity	$157,683,219	$78,346,968

See accompanying notes to unaudited condensed consolidated financial statements.